UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

BUFFALO WILD WINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-24743	31-1455913
(Commission File Number)	(IRS Employer Identification No.)

1600 Utica Avenue South, Suite 700

Minneapolis, Minnesota 55416

(Address of Principal Executive Offices) (Zip Code)

(952) 593-9943

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 3, 2005, the Company’s management and its Audit Committee concluded that, based on the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission in a February 7, 2005 letter to the American Institute of Certified Public Accountants, the Company’s accounting for leases was not in conformity with U.S. generally accepted accounting principles. Accordingly, management and the Audit Committee, in consultation with the Company’s independent registered public accounting firm, determined that the Company’s previously issued financial statements, including those in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003 and the related independent public accountants’ report, and those in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 28, 2004, June 27, 2004 and September 26, 2004, should no longer be relied upon. Further, management and the Audit Committee have determined that the Company’s unaudited financial results included in the Company’s press release issued on February 10, 2005 should no longer be relied upon.

Typically, the term of an operating lease starts at the commencement of operations rather than at the time the property is made available to a tenant, which, for Buffalo Wild Wings, allows time for constructing the leasehold improvements necessary to operate a restaurant. It is also typical that there are no lease payments due during this build-out period, as the stated term of the lease has not yet begun. Therefore, Buffalo Wild Wings did not record any lease expense during these build-out periods. Rather, the Company recorded straight-line rent expense as of the earlier of the commencement of operations and the commencement of the lease term. In the February 7th letter, the SEC deemed this approach inappropriate and clarified that these build-out periods should be considered “rent holidays,” a term that the Company previously had considered applied only to “rent free” periods within a stated lease term. As a result of this SEC guidance, the Company is restating its financial statements to record non-cash rent expense during the build-out period, even though this period is in addition to the stated term of the lease. The effect of this restatement is to increase the pre-opening expense recorded in the Company’s income statement, to reduce the ongoing rent expense that is reflected in occupancy costs, and to increase deferred lease credits. Further, in prior periods, Buffalo Wild Wings’ statements of cash flows have reflected tenant improvement allowances as cash flows from financing activities, rather than cash flows from operating activities. The Company will restate its statement of cash flows for this correction. The Company believes that any changes that may result from this restatement are immaterial to the full year 2004 net earnings and will likely have no effect on the Company’s anticipated first quarter 2005 earnings per diluted share. These restatements do not change the overall cash flow economics of the Company’s business.

The Company is working diligently to complete its review of these matters and to quantify the impact of the necessary adjustments on each of the affected prior periods. However, due to the time and effort involved in determining the effect of these adjustments on the Company’s historical financial statements, the Company intends to file a Form 12b-25 to delay the filing of its Annual Report on Form 10–K for the fiscal year ended December 26, 2004, which the Company now expects to file on or before March 28, 2005. The Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2004 will include disclosure of the effects of the adjustments on the financial statements, including net income, of each of the periods included in the audited financial statements.

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Item 9.01	Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Exhibits:

99.1 Press Release dated March 7, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2005

BUFFALO WILD WINGS, INC.

By	/s/ James M. Schmidt
James M. Schmidt, Senior Vice
President, General Counsel and Secretary

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

BUFFALO WILD WINGS, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
March 7, 2005	000-24743

BUFFALO WILD WINGS, INC.

EXHIBIT NO.	ITEM
99.1	Press Release dated March 7, 2005

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